Exhibit 99.1

FOR IMMEDIATE RELEASE October 27, 2009	Investor Relations Contact:
Brandon Pugh
(571) 434-5659
brandon.pugh@neustar.biz

Media Contact:
Allen Goldberg
(571) 299-9344
allen.goldberg@neustar.biz
Neustar Announces Results for Third Quarter 2009
Reports Strong Profit and Updates Full-Year Guidance
STERLING, VA, October 27, 2009 — Neustar, Inc. (NYSE: NSR), a provider of essential clearinghouse services to the communications and Internet industries, today announced consolidated results for the quarter ended September 30, 2009 and updated guidance for full-year 2009.
Summary of Third Quarter Results
•	Revenue totaled $117.2 million.

•	Net income totaled $24.5 million or $0.32 per diluted share.

•	EBITDA totaled $50.0 million.

•	Cash, cash equivalents and short-term investments totaled $303.2 million as of September 30, 2009.
“In improving but uncertain market conditions, Neustar’s solid third quarter results continue to demonstrate the strength of our innovative services,” said Jeff Ganek, Neustar’s chairman and chief executive officer. “The positive trends and signs we see for future market growth give us confidence about our business prospects. As we look to the future, we will continue to build on our strong position, establishing the foundation for Neustar’s future growth.”
Paul Lalljie, Neustar’s chief financial officer, added, “Our sequential top-line growth, strong profit and cash generation reflect the strength in our business model and the ability to execute on our plans. The third quarter results and the key performance indicators of our business have prompted us to update our full-year revenue and EBITDA guidance. Strong financial momentum, coupled with our operational achievements, put us in a solid position for growth in the future.”
Discussion of Third Quarter Results
Revenue for the quarter reflects year-over-year increases from services outside of our contracts to provide telephone number portability services in the United States. However, these increases were offset by our anticipated decrease in quarterly revenue due to the amended pricing terms under our contracts to provide telephone number portability services in the United States, which were effective as of January 1, 2009.
Revenue totaled $117.2 million, a 5% decrease from $123.8 million in the third quarter of 2008.
•	Addressing revenue decreased 1% to $32.1 million, primarily due to the amended pricing terms under our contracts to provide telephone number portability services in the United States. This decrease was primarily offset by an increase in revenue from Ultra Services.

•	Interoperability revenue decreased 14% to $13.9 million, primarily due to the amended pricing terms under our contracts to provide telephone number portability services in the United States and due to a decrease in revenue from our Next Generation Messaging services.

•	Infrastructure and other revenue decreased 5% to $71.1 million, primarily due to the amended pricing terms under our contracts to provide telephone number portability services in the United States.
Net income totaled $24.5 million, or $0.32 per diluted share, compared to net income of $28.4 million, or $0.38 per diluted share, in the third quarter of 2008.
EBITDA totaled $50.0 million, or $0.66 per diluted share, compared to $55.7 million, or $0.74 per diluted share, in the corresponding quarter of 2008.
Cash, cash equivalents and short-term investments totaled $303.2 million as of September 30, 2009, compared to $267.5 million as of June 30, 2009 and $161.7 million as of December 31, 2008.
Total operating expense decreased 2% to $76.8 million from $78.6 million for the third quarter of 2008. Total operating expense for the third quarter of 2009 includes a restructuring charge of $2.7 million related to our Next Generation Messaging business segment for which there was no corresponding charge for the quarter ended September 30, 2008.
Business Outlook for 2009
Neustar provided the following updated guidance for 2009 results:
•	Full-year revenue to exceed $475 million. Prior revenue guidance provided on January 28, 2009 was between $460 million and $490 million.

•	Full-year EBITDA margin to exceed 42%. Prior EBITDA margin guidance provided on January 28, 2009 was to exceed 40%.

Reconciliation of Non-GAAP Financial Measures
In this press release, Neustar presents certain non-GAAP financial data. To place this data in an appropriate context, the following is a reconciliation of net income to EBITDA for the three and nine months ended September 30, 2008 and 2009:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
	(in thousands, except per share data)
	(unaudited)

Net income	$28,374	$24,519	$46,770	$73,338
Add: Depreciation and amortization	10,552	9,538	30,958	28,115
Less: Other expense (income)	751	(151)	1,234	(1,683)
Add: Provision for income taxes	16,038	16,068	48,176	47,602

EBITDA	$55,715	$49,974	$127,138	$147,372

EBITDA per diluted share	$0.74	$0.66	$1.66	$1.95

Weighted average diluted common shares outstanding	75,259	75,594	76,548	75,409
EBITDA and EBITDA per diluted share are not measures of financial performance under GAAP and have no standardized measurement prescribed by GAAP. Management believes that both measures enhance our investors’ understanding of our financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The company provides the foregoing historical reconciliations to the most directly comparable GAAP financial measures to allow investors to appropriately consider each non-GAAP financial measure.
In this press release and from time to time, Neustar describes what its net income, EBITDA and other financial measures would have been in the absence of the $29.0 million goodwill impairment charge recorded in the first quarter of 2008 related to the company’s NGM business segment, as well as the resulting net income and EBITDA per diluted share amounts associated with those measures. Neustar has provided this information because the company believes that it gives investors a better understanding of the impact the goodwill impairment charge had on the company’s results for the nine months, and serves as useful data by which to compare the company’s operational performance to the prior period in 2008 and future periods. Absent the $29.0 million goodwill impairment charge, net income for the nine months ended September 30, 2008 would have been $75.8 million, or $0.99 per diluted share. Furthermore, absent the $29.0 million goodwill impairment charge, EBITDA for the nine months ended September 30, 2008 would have been $156.2 million, or $2.04 per diluted share.

Conference Call
As announced on October 8, 2009, Neustar will conduct an investor conference call to discuss the company’s results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company’s website (www.neustar.biz). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing (888) 206-4913 (international callers dial (913) 312-9330). For those who cannot listen to the live broadcast, a replay will be available through Midnight (Eastern Time) Tuesday, November 3, 2009 by dialing (888) 203-1112 (international callers dial (719) 457-0820) and entering replay PIN 7740020, or by going to the Investor Relations tab of the company’s website (www.neustar.biz).
Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
This press release and the financial tables, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the company’s financial results with investors and analysts, are available on the company’s website under the Investor Relations tab.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) solves complex communications challenges and provides market-leading, innovative solutions and directory services to enable trusted communication across networks, applications, and enterprises around the world. Visit Neustar online at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about our expectations, beliefs and business results in the future, such as guidance regarding our 2009 results. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to our clearinghouse operations, modifications to our material contracts, our ability to successfully identify and complete acquisitions, integrate and support the operations of businesses we acquire, our ability to redeem auction rate securities, increasing competition, market acceptance of our existing services, our ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent periodic and current reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
	(unaudited)
Revenue:
Addressing	$32,470	$32,139	$94,899	$96,157
Interoperability	16,237	13,926	49,228	42,122
Infrastructure and other	75,103	71,138	217,305	207,876

Total revenue	123,810	117,203	361,432	346,155

Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	27,683	26,629	78,983	82,808
Sales and marketing	17,865	20,447	56,808	59,193
Research and development	7,140	3,948	22,442	12,775
General and administrative	15,407	13,472	47,040	41,274
Depreciation and amortization	10,552	9,538	30,958	28,115
Restructuring charges	—	2,733	—	2,733
Impairment of goodwill	—	—	29,021	—

	78,647	76,767	265,252	226,898

Income from operations	45,163	40,436	96,180	119,257
Other (expense) income:
Interest and other expense	(1,110)	(2,596)	(4,434)	(4,669)
Interest and other income	359	2,747	3,200	6,352

Income before income taxes	44,412	40,587	94,946	120,940
Provision for income taxes	16,038	16,068	48,176	47,602

Net income	$28,374	$24,519	$46,770	$73,338

Net income per common share:
Basic	$0.38	$0.33	$0.63	$0.99

Diluted	$0.38	$0.32	$0.61	$0.97

Weighted average common shares outstanding:
Basic	73,859	74,356	74,509	74,269

Diluted	75,259	75,594	76,548	75,409

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	September 30,
	2008	2009
	(audited)	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$161,653	$303,228
Restricted cash	496	498
Accounts and unbilled receivables, net	72,635	64,326
Prepaid expenses and other current assets	18,205	18,124
Income taxes receivable	4,621	3,445
Deferred tax assets	11,079	8,542

Total current assets	268,689	398,163

Property and equipment, net	64,160	67,203
Goodwill and intangible assets, net	134,661	128,940
Other non-current assets	47,412	6,062
Deferred tax assets, long-term	4,244	3,556

Total assets	$519,166	$603,924

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$59,103	$56,999
Deferred revenue	32,530	35,659
Notes payable and capital lease obligations	10,123	11,247
Accrued restructuring reserve	1,867	2,300
Other liabilities	430	3,891

Total current liabilities	104,053	110,096

Deferred revenue, long-term	11,657	9,036
Notes payable and capital lease obligations, long-term	11,933	6,959
Accrued restructuring reserve, long-term	1,589	1,099
Other liabilities, long-term	3,281	4,215

Total liabilities	132,513	131,405

Total stockholders’ equity	386,653	472,519

Total liabilities and stockholders’ equity	$519,166	$603,924